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                                                             Page 17 of 23 pages


                                    EXHIBIT A

     Each of the undersigned hereby agrees that Amendment No. 3 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of ViroPharma Incorporated has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                            By:   /s/ Edward F. Glassmeyer
                                               -------------------------------
                                                  Edward F. Glassmeyer, as
                                                  General Partner or
                                                  Managing Member or as
                                                  Attorney-in-fact for the
                                                  above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                            By:   /s/ Edward F. Glassmeyer
                                               -------------------------------
                                                  Edward F. Glassmeyer,
                                                  Individually and as
                                                  Attorney-in-fact for the
                                                  above-listed individuals